SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                             CURRENT REPORT PURSUANT

                          TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934
                                 March 29, 2001
                    WORLD WIDE WIRELESS COMMUNICATIONS, INC.

             (Exact Name of Registrant as Specified in Its Charter)


    4812                        Nevada                        860887822

(Commission                (State or Other                  (IRS Employer
File Number)        jurisdiction of Incorporation)        Identification No.)


520 Third Street, Suite 101 Oakland, California                 94607
(Address of Principal Executive Offices)                      (Zip Code)


        Registrant's Telephone Number, Including Area Code: 510-839-6100



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Item 5. Recent Events

     On March 29, 2001, World Wide Wireless Communications, Inc. ("the Company") entered into a Senior Secured Convertible Debentures and Warrants Purchase Agreement ("Purchase Agreement") with certain investors (the "Investors"). Pursuant to the Purchase Agreement, the Company agreed to sell and the Investors agreed to purchase $750,000 principal amount of 8% convertible debentures and warrants to purchase up to 50,000 shares of the Company's common stock for each $100,000 principal amount of convertible debentures. The exercise price for the warrants is 115% of the average of five closing bid prices immediately prior to March 29, 2001 or ten cents ($.10) and the term of the warrants is for three years. In addition, the Company granted the Investors registration rights in limited circumstances.

     The Company is required to register the conversion shares and shares underlying the warrants, if the Form SB-2 filed for the Common Stock Purchase Agreement with Grenville Finance ("equity line agreement"), entered into January 26, 2001, is not declared effective within 180 days from March 29, 2001, if the registration statement for the equity line agreement does not continue to be effective or if the Company violates any material provisions of the Purchase Agreement.

     Pursuant to the Purchase Agreement, until the Investors no longer hold any convertible debentures, the Company is required to draw down the maximum amount allowed under the equity line agreement; to set the threshold price at no more than 50% of the volume weighted average price of the common stock on the trading day immediately prior to the delivery of any draw down notice issued under the equity line agreement; and to, at the election of the Investors, use all net proceeds received pursuant to any equity financing to redeem the convertible debentures.

     The Company also agreed to amend its Securities Purchase Agreement, entered into on April 14, 2000, as amended, with the investors signatory thereto to remove the conversion price floor on the 4% convertible debentures and to permanently reduce the exercise price on the warrants sold thereunder. The new exercise price on those warrants shall be 115% of the bid price on the date immediately preceding March 29, 2001. This reduction of the exercise price and the removal of the conversion floor price could cause substantial dilution for the Company's current shareholders should those investors take advantage of the new conversion price and warrant price.

Item 7. Exhibits

Exhibit No.                   Document

   4.1 Senior Secured Convertible Debenture and Warrants Purchase Agreement between World Wide Wireless Communications, Inc. and the Investors Signatory thereto executed March 29, 2001.

   4.2 Registration Rights Agreement Between World Wide Wireless Communications, Inc. and the Investors Named Therein executed March 29, 2001.



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   4.3           Escrow Agreement Among World Wide Wireless Communications, Inc.
                 the Investors Named Therein, and the Escrow Agent.

   4.4 Stock Purchase Warrant to Purchase Shares of World Wide Wireless Communications, Inc for Keshnet Fund, L.P.

   4.5 Stock Purchase Warrant to Purchase Shares of World Wide Wireless Communications, Inc for Splendid Rock Holdings Ltd.

   4.6 Stock Purchase Warrant to Purchase Shares of World Wide Wireless Communications, Inc for Endeavor Capital Management Fund, S.A.

   4.7 Stock Purchase Warrant to Purchase Shares of World Wide Wireless Communications, Inc for Alpha Capital AG

*  4.8           Form of 8% Senior Secured Convertible Debenture for shares in
                 World Wide Wireless Communications, Inc.

*  The * symbol notes that the exhibit will be filed by amendment.




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                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Wide Wireless Communications, Inc.
(Registrant)


By:  /s/ Douglas P. Haffer
   ---------------------------------------
Douglas P. Haffer
Chief Executive Officer, President,
Chief Financial Officer

Dated: April 4, 2001




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